UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2017

FINANCIAL ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification Number)

1050 Enterprise Way, 3d Floor Sunnyvale, California		94089
(address of principal executive offices)		(Zip Code)

(408) 498-6000

(Registrant’s telephone number, Including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (127 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Financial Engines, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on May 23, 2017. There were 62,804,544 shares of common stock entitled to vote at the Annual Meeting, of which 60,981,920 shares were voted in person or by proxy. The following matters were voted upon as follows:

Proposal 1:	Election of three Class I directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON- VOTES
Blake R. Grossman	58,983,838	223,962	0
Robert A. Huret	58,874,597	333,203	0
Lawrence M. Raffone	58,977,297	230,503	0

Proposal 2:	The ratification of the appointment of KPMG LLP as Financial Engines’ independent registered public accountants:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
60,487,855	135,383	358,682	0

Proposal 3:	An advisory vote to approve executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
57,768,223	1,291,034	148,543	1,774,120

Proposal 4:	An advisory vote on the frequency of holding an advisory vote to approve executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON- VOTES
53,365,491	11,677	5,680,292	150,340	1,774,120

On May 23, 2017, the Board of Directors of the Company determined that it will include in the proxy materials an advisory stockholder vote on executive compensation every one (1) year until the next required stockholder vote on the frequency of the advisory stockholder vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2017

FINANCIAL ENGINES, INC.

By:	/s/ Lewis E. Antone Jr.
Lewis E. Antone Jr.
EVP, General Counsel and Secretary

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